UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 8, 2018

MGT Capital Investments, Inc.

Delaware	001-32698	13-4148725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

512 S. Mangum Street, Suite 408 Durham, NC	27701	(914) 630-7430
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [  ]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2018, the board of directors (the “Board”) of MGT Capital Investments, Inc. (the “Company”) appointed Robert S. Lowrey as Chief Financial Officer, Treasurer and Secretary of the Company effective March 1, 2018.

Mr. Lowrey, 57, most recently served as a Director of Finance for Bioventus LLC, a privately held medical device company, from January 2013 through September 2017. Prior to Bioventus, Mr. Lowrey served as the Controller and Principal Accounting Officer for BioCryst Pharmaceutics, Inc., from January 2011 through January 2013. Mr. Lowrey has previously served in various financial roles at Dex One and was employed by Ernst & Young, LLP for 11 years, where he served both public and private companies. Mr. Lowrey holds a B.A. degree in Business Administration from Grove City College and is a licensed CPA in North Carolina as well as a Charted Global Management Accountant. Mr. Lowrey is also a member of the America Institute of Certified Public Accountants and the North Carolina Association of CPAs.

Mr. Lowrey does not have any family relationships with any of the directors, executive officers, or any people nominated or chosen by the Company to become a director or executive officer. Mr. Lowrey is not a party to any transaction listed in Item 404(a) of Regulation S-K.

In connection with Mr. Lowrey’s appointment as Chief Financial Officer, Treasurer and Secretary, the Company entered into an Executive Employment Agreement (the “Employment Agreement”) with Mr. Lowrey, which was executed on March 8, 2018. The Employment Agreement provides that Mr. Lowrey has been appointed for an initial term of two years. Mr. Lowrey is entitled to receive an annualized base salary of $240,000. Mr. Lowrey will also receive a one-time signing bonus of $10,000. Mr. Lowrey is also eligible for a cash and/or equity bonus as the Compensation Committee may determine, from time to time, based on meeting performance objectives and bonus criteria to be mutually identified by Mr. Lowrey and the Compensation Committee. In connection with the execution of the Employment Agreement, the Company issued to Mr. Lowrey 750,000 shares of the Company’s restricted common stock, pursuant to the Company’s 2016 Stock Option Plan vesting over a two year period.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On March 9, 2018, the Company announced the appointment of Mr. Lowrey as Chief Financial Officer, Treasurer and Secretary in a press release. A copy of the press release is attached to this report as Exhibit 99.1.

The information contained in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of the information in this Current Report on Form 8-K is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information contained in this Current Report on Form 8-K constitutes material investor information that is not otherwise publicly available.

This Current Report on Form 8-K and exhibits may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and which involve risks, uncertainties and reflect the Registrant’s judgment as of the date of this Current Report on Form 8-K. Forward-looking statements may relate to, among other things, operating results and are indicated by words or phrases such as “expects,” “should,” “will,” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this Current Report on Form 8-K. The Company disclaims any obligation to, and will not, update any forward-looking statements to reflect events or circumstances after the date hereof. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented within.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Executive Employment Agreement, by and between MGT Capital Investments, Inc. and Robert S. Lowrey, effective as of March 8, 2018
99.1	Press Release dated March 9, 2018

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGT Capital Investments, Inc.

Date: March 9, 2018	By:	/s/ Robert B. Ladd
	Name:	Robert B. Ladd
	Title:	President